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                                                              EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") dated as of October 6, 2000, between VANCOUVER MALL, a Washington general partnership ("VANCOUVER MALL"), and VANCOUVER MALL II LIMITED PARTNERSHIP, a Delaware limited partnership ("VANCOUVER MALL II").

                                    RECITALS

         WHEREAS, the general partners of Vancouver Mall and all partners of Vancouver Mall II deem it advisable and generally to the advantage and welfare of the parties hereto and their respective owners that Vancouver Mall merge into and with Vancouver Mall II under and pursuant to the Delaware Revised Uniform Limited Partnership Act (the "DRULPA").

         NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein the parties hereto agree as follows:

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                                   ARTICLE I

                           THE MERGER; EFFECTIVE TIME

     1.1 MERGER. At the Effective Time (as defined in Section 1.2 below), Vancouver Mall shall be merged with and into Vancouver Mall II and the separate partnership existence of Vancouver Mall shall thereupon cease (the "MERGER"). Vancouver Mall II shall survive the Merger and shall continue to be governed by the laws of the State of Delaware, and the separate existence of Vancouver Mall II with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the DRULPA. The name of Vancouver Mall II shall remain "Vancouver Mall II Limited Partnership" after the Merger.

     1.2 EFFECTIVE TIME. Vancouver Mall and Vancouver Mall II shall cause a Certificate of Merger to be executed and filed with the Secretary of State of Delaware as provided in Section 17-211 of the DRULPA. The Certificate of Merger shall provide that the Merger shall become effective at 12:01 p.m. on October 6, 2000, and such time is hereinafter referred to as the "EFFECTIVE TIME."


                                   ARTICLE II

           THE CERTIFICATE OF PARTNERSHIP AND AGREEMENT OF PARTNERSHIP

     2.1 CERTIFICATE OF FORMATION. The Certificate of Partnership of Vancouver Mall II as it exists as of the date of this Agreement shall be the Certificate of Partnership of Vancouver Mall II following the Effective Time, unless and until the same shall be amended or repealed in accordance with the provisions thereof, which power to amend or repeal is hereby expressly reserved, and all rights and powers of whatsoever nature conferred by such Certificate of Partnership or herein upon the sole general partner of Vancouver Mall II.

     2.2 PARTNERSHIP AGREEMENT. The Partnership Agreement of Vancouver Mall II as it exists at the Effective Time shall be the Partnership Agreement of Vancouver Mall II following the Effective Time, unless and until the same shall be amended or repealed in accordance with the provisions thereof.

                                  ARTICLE III

                                    PARTNERS

     3.1 PARTNERS. Immediately after the Effective Time, the sole general partner of Vancouver Mall II shall be Vancouver Mall LLC, a Delaware limited liability company,


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and the sole limited partner of Vancouver Mall II shall be Vancouver Associates, a Washington limited partnership.

                                   ARTICLE IV

                CONVERSION OF PARTNERSHIP INTERESTS IN THE MERGER

     4.1 CONVERSION OF PARTNERSHIP INTERESTS. At the Effective Time (a) the 99.5% general partnership interest of Vancouver Mall LLC in Vancouver Mall, and all rights in respect thereof shall be converted into a 99.5% general partnership interest in Vancouver Mall II; and (b) the .5% general partnership interest of Vancouver Associates in Vancouver Mall shall be converted into a .5% limited partnership interest in Vancouver Mall II.

                                   ARTICLE V

                                   TERMINATION

     5.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of Vancouver Mall.

     5.2 EFFECT OF TERMINATION AND ABANDONMENT. In the event of the termination of this Agreement and abandonment of the Merger pursuant to this Article, no party hereto shall have any liability or further obligation to any other party to this Agreement, except as provided in Section 7.1 and except that nothing herein will relieve any party from liability for any breach of this Agreement.

                                   ARTICLE VI

                            MISCELLANEOUS AND GENERAL

     6.1 SURVIVAL. The Agreements of Vancouver Mall and Vancouver Mall II contained in Section 5.2 and this Section 6.1 shall survive the termination of this Agreement. No other provisions of this Agreement shall survive the consummation of the Merger or the termination of this Agreement.

     6.2 MODIFICATION OR AMENDMENT. Subject to the applicable provisions of the DRULPA, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized representatives of the respective parties.


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     6.3 COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     6.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     6.5 THIRD PARTIES. This Agreement is not intended to create any obligations to, or rights in respect of, any persons other than the parties hereto.

     6.6 TAX PURPOSES. For income tax purposes, the Delaware partnership shall be a continuation of the Washington partnership and shall have the same Employer Identification Number, which is 43-1065617.


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         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

                                VANCOUVER MALL, a Washington general
                                partnership

                                By:  Vancouver Mall LLC,
                                     a Delaware limited liability company,
                                     its general partner

                                     By:  Westfield America Limited Partnership,
                                          a Delaware limited partnership,
                                          its sole member

                                          By:  Westfield America,
                                               Inc., a Missouri corporation,
                                               its sole general partner

                                               By: /s/ IRV HEPNER
                                                  -----------------------------
                                               Name:   Irv Hepner
                                               Title:  Secretary


                                VANCOUVER MALL II LIMITED PARTNERSHIP,
                                a Delaware limited partnership


                                By:  Vancouver Mall LLC, a Delaware limited
                                     liability company, its general partner


                                     By:  Westfield America Limited Partnership,
                                          a Delaware limited partnership,
                                          its sole member

                                          By:  Westfield America,
                                               Inc., a Missouri corporation,
                                               its sole general partner

                                               By: /s/ IRV HEPNER
                                                  -----------------------------
                                               Name:   Irv Hepner
                                               Title:  Secretary



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                            By:      VANCOUVER ASSOCIATES, a
                                     California limited partnership, and
                                     owner of .5% of the outstanding partnership
                                     interests in the partnership

                                     By:      The Newman Family Trust
                                              Created by Declaration of Trust
                                              Dated November 17, 1993, as
                                              Amended, general partner


                                              /s/ HARRY NEWMAN, JR.
                                              ---------------------------------
                                              Harry Newman, Jr., Trustee

                                              /s/ ANNE P. NEWMAN
                                              ---------------------------------
                                              Anne P. Newman, Trustee

                                     By:      The Brettin Family Trust Dated
                                              April 28, 1987, as Amended,
                                              General partner

                                              /s/ LEROY H. BRETTIN
                                              ---------------------------------
                                              LeRoy H. Brettin, Trustee

                                              /s/ IDA M. BRETTIN
                                              ---------------------------------
                                              Ida M. Brettin, Trustee


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STATE OF ______________)
                       ) ss.
COUNTY OF _____________)

On __________, ____, before me,
________________________________________, Notary Public, personally appeared
__________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s)_______ subscribed to the within instrument and acknowledged to me that _____ executed the same in _____ authorized capacity, and that by _____ signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.

______________________
Notary Public

My commission expires ________,


STATE OF CALIFORNIA    )
                       ) ss.
COUNTY OF LOS ANGELES           )

On October 4, 2000, before me, Susan W. Byhower, Notary Public, personally appeared LeRoy H. Brettin and Ida M. Brettin, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacity, and that by their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.



     WITNESS my hand and official seal.


SUSAN W. BYHOWER
Notary Public

My commission expires AUGUST 19, 2003